Exhibit 99.4

ENVESTNET COMPLETES ACQUISITION OF PLACEMARK INVESTMENTS

Acquisition Puts Envestnet Among Top 5 Providers of UMA Programs

CHICAGO, IL — October 1, 2014 — Envestnet, Inc. (NYSE: ENV), a leading provider of unified wealth management technology and services to investment advisors and wealth managers, announced today that it has completed the acquisition of Placemark Holdings, Inc., a leading developer of Unified Managed Accounts (UMA) programs for banks, full-service broker-dealers and RIA firms.

“Placemark’s portfolio overlay and tax optimization technologies will be designed into Envestnet | PMC’s product offerings as we integrate our two companies,” said Jud Bergman, Chairman and Chief Executive Officer, Envestnet. “As advisors increasingly adopt UMA implementations for their clients’ portfolio strategies, Envestnet will be there to support them with the industry’s leading UMA technology and platform.”

The acquisition will give Placemark’s clients immediate access to Envestnet’s full suite of wealth management services including advisor-driven portfolio management, rebalancing and aggregated reporting solutions.

“With the acquisition completed, our focus will now be on serving the current and future wealth management needs of Placemark’s customers — full-service broker-dealers, banks and individual RIAs,” said Bill Crager, President, Envestnet.

Envestnet acquired Placemark Holdings, Inc. for $66 million in cash upon closing.  Placemark had $15.6 billion in UMA assets under management as of June 30, 2014. Lee Chertavian, CEO of Placemark, is joining Envestnet as Group President of Envestnet | Placemark.

“With the benefit of Envestnet’s breadth of capabilities, we look forward to providing our customers with solutions they have been seeking on an accelerated schedule,” said Mr. Chertavian. “We are united with our Envestnet colleagues in our firm commitment to delivering the best solutions and service to our customers.”

ABOUT ENVESTNET (NYSE: ENV)

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and fortify the wealth management process, delivering unparalleled flexibility, accuracy, performance and value. Envestnet solutions enable the transformation of wealth management into a transparent, independent, objective and fully-aligned standard of care, and empower advisors to deliver better results.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practice. Envestnet provides institutional-quality research and advanced portfolio solutions through our Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | Tamarac provides leading rebalancing, reporting and practice management software.

For more information on Envestnet, please visit www.envestnet.com and follow Envestnet at @ENVintel.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.

Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release.  For example, the Company’s forward-looking statements related to Placemark could prove incorrect if Placemark were to perform differently than currently expected by the Company or if anticipated benefits of the transaction are not realized. More generally, potential risks, uncertainties and other factors relating to the Company’s business include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors.  More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release is as of October 1, 2014 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investors:	Media:
Investor Relations	Laura Simpson, JCPR
investor.relations@envestnet.com	lsimpson@jcprinc.com
(312) 827-3940	(973) 850-7319